Exhibit 99.1

Owens-Illinois, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements set forth below for Owens-Illinois, Inc. give effect to the expropriation of the Venezuelan operations as if the disposition had been completed on September 30, 2010 for balance sheet purposes and January 1, 2009 for income statement purposes, subject to the adjustments in the accompanying notes to the pro forma financial statements.  The pro forma adjustments included herein are based on available information and certain assumptions that management believes are reasonable and are described in the accompanying notes to the pro forma financial statements.  The unaudited pro forma condensed consolidated financial statements do not necessarily represent what Owens-Illinois, Inc.’s financial position or results of operations would have been had the disposition of the Venezuelan operations occurred on such dates, nor do they project Owens-Illinois, Inc.’s financial position or results of operations at or for any future date or period.  In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.  The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of Owens-Illinois, Inc.

Owens-Illinois, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	September 30, 2010
Dollars in millions, except per share amounts	As Reported	Pro Forma Adjustments (a)		Pro Forma Adjusted

Assets
Current assets:
Cash and cash equivalents	$700.2	$42.8		$657.4
Receivables, less allowances for losses and discounts	1,186.0	21.3		1,164.7
Inventories	1,012.1	26.4		985.7
Other current assets	67.3	2.6		64.7
Total current assets	2,965.6	93.1		2,872.5

Other assets:
Goodwill	2,744.3			2,744.3
Other long-term assets	1,101.1	4.9		1,096.2
Total other assets	3,845.4	4.9		3,840.5

Net property, plant, and equipment	3,072.2	30.4		3,041.8
Total assets	$9,883.2	$128.4		$9,754.8

Liabilities and Share Owners’ Equity
Current liabilities:
Short-term loans and long-term debt due within one year	$339.3	$—		$339.3
Accounts payable	862.5	24.7		837.8
Other current liabilities	954.1	0.2		953.9
Total current liabilities	2,155.9	24.9		2,131.0
Long-term debt	4,005.7			4,005.7
Other long-term liabilities	1,565.5	15.2		1,550.3
Share owners’ equity:
The Company’s share owners’ equity:
Common stock, par value $.01 per share	1.8			1.8
Capital in excess of par value	3,033.9			3,033.9
Treasury stock, at cost	(413.0)			(413.0)
Retained earnings	494.5	335.0	(b)	159.5
Accumulated other comprehensive loss	(1,179.0)	(260.5	)(c)	(918.5)
Total share owners’ equity of the Company	1,938.2	74.5		1,863.7
Noncontrolling interests	217.9	13.8		204.1

Total share owners’ equity	2,156.1	88.3		2,067.8

Total liabilities and share owners’ equity	$9,883.2	$128.4		$9,754.8

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Owens-Illinois, Inc.

Unaudited Pro Forma Condensed Consolidated Results of Operations

	Nine months ended September 30, 2010
Dollars in millions, except per share amounts	As Reported	Pro Forma Adjustments (a)	Pro Forma Adjusted

Net sales	$5,034.6	$129.4	$4,905.2
Manufacturing, shipping, and delivery	(3,949.8)	(86.6)	(3,863.2)
Gross profit	1,084.8	42.8	1,042.0

Selling and administrative expense	(372.0)	(5.1)	(366.9)
Research, development, and engineering expense	(43.3)	(0.2)	(43.1)
Interest expense	(176.6)		(176.6)
Interest income	10.7	0.5	10.2
Equity earnings	45.5		45.5
Royalties and net technical assistance	12.1		12.1
Other income	10.1	0.2	9.9
Other expense	(25.1)	2.7	(27.8)

Earnings before income taxes	546.2	40.9	505.3
Provision for income taxes	(146.2)	(10.4)	(135.8)
Net earnings	400.0	30.5	369.5
Net earnings attributable to noncontrolling interests	(34.9)	(6.9)	(28.0)

Net earnings attributable to the Company	$365.1	$23.6	$341.5

Basic net earnings per share	$2.21	$0.14	$2.07
Weighted average shares oustanding (thousands)	164,638		164,638

Diluted net earnings per share	$2.18	$0.14	$2.04
Weighted average diluted shares oustanding (thousands)	167,558		167,558

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Owens-Illinois, Inc.

Unaudited Pro Forma Condensed Consolidated Results of Operations

	Year ended December 31, 2009
Dollars in millions, except per share amounts	As Reported	Pro Forma Adjustments (a)	Pro Forma Adjusted

Net sales	$7,066.5	$414.9	$6,651.6
Manufacturing, shipping, and delivery	(5,582.6)	(266.0)	(5,316.6)
Gross profit	1,483.9	148.9	1,335.0

Selling and administrative expense	(506.4)	(13.4)	(493.0)
Research, development, and engineering expense	(58.8)	(0.7)	(58.1)
Interest expense	(221.7)		(221.7)
Interest income	28.6	10.9	17.7
Equity earnings	52.6		52.6
Royalties and net technical assistance	12.9		12.9
Other income	11.2	0.1	11.1
Other expense	(477.0)	(35.4)	(441.6)

Earnings before income taxes	325.3	110.4	214.9
Provision for income taxes	(127.5)	(44.5)	(83.0)
Net earnings	197.8	65.9	131.9
Net earnings attributable to noncontrolling interests	(36.0)	(14.3)	(21.7)

Net earnings attributable to the Company	$161.8	$51.6	$110.2

Basic net earnings per share	$0.96	$0.31	$0.65
Weighted average shares oustanding (thousands)	167,687		167,687

Diluted net earnings per share	$0.95	$0.30	$0.65
Weighted average diluted shares oustanding (thousands)	170,540		170,540

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Owens-Illinois, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)                                  The Pro Forma Adjustments represent the balances of the assets and liabilities and the revenues and expenses for the respective periods of the Venezuelan operations that were expropriated by the Venezuelan government.

(b)                                 Represents the write-off of the net assets and cumulative currency translation losses of $88.3 million and $260.5 million, respectively, net of the noncontrolling interest of $13.8 million.

(c)                                  Represents cumulative currency translation losses related to the devaluation of the Venezuelan bolivar prior to 2010.